Exhibit 10.2

Execution Copy

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 1st day of March 2018 (the "Effective Date"), is between Gopher Protocol, Inc., a Nevada corporation whose principal address is 2500 Broadway, F-125, Santa Monica, CA 90404 (the "Company"), and DERRON WINFREY, an individual resident of the State of Missouri whose principal address is 2210 E Carelton Ct., Springfield, Missouri 65804 (“Employee"). The Company and Executive or Employee are sometimes hereinafter collectively referred to in this Agreement as the "Parties."

WHEREAS, the Company desires to employ Employee, and Employee desires to accept terms of employment, as set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants expressed below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Employment. Company agrees to employ Employee and Employee agrees to be employed by Company as the Chief Operating Officer with the duties established by the Company from time to time and upon the terms and conditions hereinafter set forth. Nothing contained herein shall be deemed to create a relationship of partnership or joint venture between the Parties and the relationship between the Company and Employee shall remain as Company and Employee.

2.            Duties. Company and Employee agree that Employee shall perform in a diligent, efficient and lawful manner any and all duties that are customarily performed by the Chief Operating Officer for the Company. Employee agrees to abide by Company's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

3.            Term. The term of Employee's employment under this Agreement (the "Term") shall be as follows:

(a)       Initial Term. The Term commences on the Effective Date of this agreement and shall expire at 11:59 p.m. (Eastern Time) on the day preceding the date that is the first anniversary of the Effective Date of this agreement (“Initial Term”), subject to an extension as provided in Section 3(b), unless terminated earlier under Section 7.

(b)       Extended Term. Upon the expiration of the Initial Term described in Section 3(a), the Term shall be extended, without the need for any action by either Party, for two additional consecutive twelve (12) month terms (each an “Extended Term”, and collectively the “Extended Terms”) unless (i) terminated under Section 7 or (ii) either Party gives written notice to the other, at least ninety (90) days before the end of the Initial Term or any Extended Term, that the notifying Party does not wish to extend the Term. If such a notice of non-extension is timely given, the Term will expire at the end of the Initial Term or Extended Term in effect at the time of that notice (unless terminated earlier under Section 7).

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4.	Base Compensation; Bonus Plan; EV Bonus and Dividend Payout Bonus.

(a)       Base Compensation. Employee shall be paid a base salary on an annual basis equal to ONE HUNDRED FORTY FOUR THOUSAND and NO/100 Dollars ($144,000.00), payable in accordance with Company’s customary payroll practices subject to the conditions and restrictions set forth in this Agreement. Employee's base salary in effect from time to time, exclusive of any other compensation under this Agreement, is hereinafter called the "Base Salary." Base Salary shall start upon Employee’s first date of reporting to work on behalf of Company, which date shall be the 1st day of March, 2018 (“Start Date”).

(b)       Bonus. The Employee shall be entitled to a bonus of TWENTY FIVE THOUSAND (25,000.00) common share of GOPH stock and addition bonuses as determined by the Board of Directors on an Annual basis.

(c)       Signing Bonus. The Employee shall receive TWO HUNDRED FIFTY THOUSAND (250,000.00) common shares of GOPH stock and warrants to purchase FIVE HUNDRED THOUSAND (500,000.00) shares of GOPH common stock at $1.85 for a term of 5 years. In addition, the Employee shall receive a TWENTY FIVE THOUSAND and NO/100 DOLLARS ($25,000.00) cash signing bonus paid in two installment 50% upon closing of ECS Prepaid Acquisition by Gopher Protocol and 50% on May 1, 2018.

5.	Participation in Benefit Plans; Additional Benefit.

(a)       During the Term of this Agreement, if the Company offers a health or retirement benefit plan the Employee will be eligible to participate.

(b)       During the Term of this Agreement, the Employee shall be entitled to three (3) weeks paid vacation, holidays, and leave time per year.

(c)       During the Term of this Agreement, the Employee shall be entitled to two (2) weeks sick leave.

6.	Expense Reimbursement/Other.

(a)       The Company shall reimburse the Employee, on a non-accountable basis, and in accordance with the practices, policies and procedures of the Company in effect from time to time, for all expenses actually paid or incurred by Employee in the course of and in furtherance of the business of Company for which Employee provides appropriate documentation and expense reporting in accordance with the practices, policies and procedures of the Company in effect from time to time.

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(b)       The Company shall provide the Employee with a laptop computer and cell phone to be used by Employee during the Term of this Agreement. Upon separation of employment, the Employee shall return the laptop computer and cell phone to the Company.

7.	Termination of Employment.

(a)       Death. Employee's employment shall terminate, without the need for any action by the Company, upon Employee's death.

(b)       Termination by the Company for Cause. The Company may terminate Employee's employment under this Agreement for Cause (as defined below) as follows:

(i)       Cause Defined. "Cause" means any of the following:

(A)       Any material breach or violation by Employee of any of the Employee’s material obligations under this Agreement or any of the Company's material policies if that breach or violation is not cured or remedied within thirty (30) days after the Company's written notice to Employee describing that breach or violation; or

(B)       Employee is convicted of, or pleads nolo contendere to any allegation of fraud, embezzlement, theft, or other felony.

(c)       Required Notice. A termination for Cause shall be effective only if the Company gives Employee written notice of termination for Cause, describing Employee's acts or omissions that are believed to constitute Cause.

(d)       Termination by Employee. Employee may terminate his employment under this Agreement, for any or no reason, before the expiration of the Term, provided the Employee provides the Company with thirty (30) days written notice. The effective date of the Employee’s termination, if the Employee terminates the Employee’s employment pursuant to this Section 7(d) is 11:59 p.m. (Eastern Time) on the thirtieth (30th) day from the date of the notice.

(e)       Termination without Cause or Constructive Termination without Cause. In the event the company terminates the executive’s employment without cause, other than due to disability or death, or in the event there is a constructive termination without cause, the executive shall be entitled to:

(i)       base salary through the end of the month in which the termination of employment occurs;

(ii)      base salary, at the rate in effect on the date of termination of the executive's employment, for 36 months beginning with the month following the month in which the termination of his employment occurs; provided that any amounts to which the executive is entitled under this clause shall be offset by any amounts paid to him under the company's severance plan;

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(iii)     any accrued bonuses to which the executive is entitled under the terms of the then applicable bonus plans;

(iv)     any other amounts earned, accrued or owing under the terms of this agreement, but not yet paid;

(v)     continued participation in all employee benefit plans or programs in which he was participating on the date of the termination of employment as permitted by their terms until the earlier of: (A) the date which is 36 months following the end of the month in which the termination of employment occurs; or (B) the date, or dates, he receives an equivalent coverage and benefits under the plans and programs of the subsequent employer(such coverages and benefits to be determined on a coverage by coverage, or benefit by benefit, basis); provided that (x) if the executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause, and (y) the economic equivalent of any benefit forgone shall be deemed to be the lowest cost that would be incurred by the executive in obtaining such benefit himself on an individual basis; and

(vii)   other benefits in accordance with applicable plans and programs of the company.

(f)       Notice of Termination. Any termination of the Employee's employment under this Agreement by the Company or by Employee (other than a termination under Section 7(a) or a notice of non-extension under Section 3(b)) shall be communicated by a written notice to the other Party which, in addition to complying with any other applicable requirement in this Section 7, indicates the specific termination provision in this Agreement relied upon.

8.	No Violation of Other Obligations.

Each Party represents and warrants that neither that Party's execution, delivery, and performance of this Agreement nor that Party's execution, delivery, and performance of any agreement, instrument, or other document or obligation contemplated under this Agreement will result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument, or obligation to which that Party is a party or by which that Party is bound.

9.	Successors and Assigns; Survival of Rights and Obligations.

(a)       Binding Agreement; Employee's Personal Agreement. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Employee's rights and obligations under this Agreement are personal and may not be assigned or transferred in whole or in part by Employee.

(b)       The Company's Successor. The Company will require any successor to all or substantially all of the business and assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; except that no such assumption and agreement will be required if the successor is bound by operation of law to perform this Agreement. In this Agreement, the "Company" shall include any successor to the Company's business and assets that assumes and agrees to perform this Agreement (either by agreement or by operation of law).

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(c)       Survival. The respective rights and obligations of the Parties under this Agreement shall survive the expiration or termination of the Term to the extent necessary to give full effect to those rights and obligations. There shall be no right of assignment without the expressed written permission of the executive or employee.

10.          Indemnification. The Company agrees to indemnify and hold the Employee harmless from and against any past, present or future claim, action, demand, loss, cost, expense, liability or other damage arising from, and including reasonable attorney’s fees and costs, amounts, expenses, incurred by or imposed against the Employee and arising out of or relating to any past, present or future claim, action, demand, loss, cost, expense, liability or other damage due to Employee’s employment hereunder.

11.	Miscellaneous.

(a)       Notices. Any notice, consent, demand, request, approval, or other communication to be given under this Agreement by one Party to the other ("Notice") must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, postage prepaid with return receipt requested, (iii) delivered by same-day or overnight courier service, or (iv) delivered by facsimile transmission, in any event to the address or number set forth in the introductory paragraph of this Agreement or to such other address or number as may be designated by either or both of the Parties from time to time.

Notices delivered personally or by courier service shall be deemed given and received as of actual receipt. Notices mailed as described above shall be deemed given and received three business days after mailing or upon actual receipt, whichever is earlier. Notices delivered by facsimile transmission shall be deemed given and received upon receipt by the sender of the transmission confirmation so long as facsimile transmissions are also accompanied by overnight delivery as set forth above.

(b)       Entire Agreement. This Agreement supersedes any and all other agreements and understandings of any kind, either oral or written, between the Parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the Parties with respect to the subject matter of this Agreement.

(c)       Modification. Except as stated in the next sentence, no change or modification of this Agreement shall be valid or binding upon the Parties, nor shall any waiver of any term or condition be so binding, unless the change or modification or waiver is in writing and signed by the Parties. Employee acknowledges that the Company may from time to time establish, maintain, and distribute employee handbooks or policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such handbooks, manuals, and statements are intended only for general guidance and shall not be deemed to change or modify this Agreement or to create any liability of the Company to the Employee under this Agreement.

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(d)       GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED, AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, MISSOURI. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI. AS PART OF THE CONSIDERATION FOR THIS AGREEMENT, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF EMPLOYEE, EMPLOYEE HEREBY CONSENTS AND AGREES THAT THE COURTS OF MISSOURI SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY JUDICIAL DISPUTES BETWEEN THE PARTIES OR OTHER MATTERS EXPRESSLY PERMITTED BY THIS AGREEMENT TO BE LITIGATED IN A COURT. EMPLOYEE EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT AND HEREBY WAIVES ANY OBJECTION WHICH EMPLOYEE MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS.

(e)       Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one document.

(f)       Gender. Whenever the context requires, words in this Agreement denoting gender shall include the masculine, feminine, and neuter.

(g)       Waiver of Breach. Any waiver by a Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other or any subsequent breach.

(h)       Certain Defined Terms. As used in this Agreement, (i) "Person" means an individual or any corporation, partnership, trust, unincorporated association, or other legal entity, whether acting in an individual, fiduciary, or other capacity, and any government, court, or other governmental agency, (ii) "include" and "including" shall not denote or signify any limitation, (iii) "business day" means any Monday through Friday other than any such weekday on which the offices of the Company are closed, and (iv) "Section" is a reference to a Section in this Agreement, unless otherwise stated. In addition, the use herein of “annual” or “monthly” (or similar terms) to indicate a measurement period shall not itself be deemed to grant rights to Employee for employment or compensation for such period.

(i)       Captions and Section Headings. Captions and Section or subsection headings used herein are for convenience only and are not a part of this Agreement and shall not be used in any construction of this Agreement.

(j)       Expenses. Each of the Parties shall bear such Party’s respective expenses, including the fees and expenses of its counsel, incurred in negotiating and preparing this Agreement.

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(k)       Interpretation. Each Party to this Agreement acknowledges that they have participated in the negotiation of this Agreement, and that no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or any government or judicial authority by reason of such person having been deemed to have structured, dictated or drafted such provision.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

The Company:	GOPHER PROTOCOL, INC., a Nevada corporation
	By:	/s/ Greg Bauer
Printed Name: Greg Bauer
Title: Authorized Signatory

Employee:	/s/ Derron Winfrey
Print Name: Derron Winfrey

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